SERIES B 8% CONVERTIBLE PREFERRED STOCK






                          ELITE PHARMACEUTICALS , INC.



              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


65,000,000 SHARES OF COMMON STOCK                        SEE REVERSE SIDE FOR
PAR VALUE $0.01 PER SHARE                                CERTAIN DEFINITIONS AND
4,483,442 SHARES OF PREFERRED STOCK                      LEGENDS
PAR VALUE $0.01 PER SHARE




       FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B 8% CONVERTIBLE
                     PREFERRED STOCK , $0.01 PAR VALUE, OF



ELITE PHARMACEUTICALS, INC.        JERSEY TRANSFER AND TRUST CO
                                   201 BLOOMFIELD AVE.      AUTHORIZED SIGNATURE
                                   VERONA, NJ 07044            TRANSFER AGENT









            SECRETARY                                       PRESIDENT